SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

THE COAST DISTRIBUTION SYSTEM, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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July 22, 2011

Dear Fellow Stockholder:

On behalf of the Board of Directors, I would like to extend a cordial invitation to you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of The Coast Distribution System, Inc. (the “Company”). The Annual Meeting will be held on Tuesday, August 23, 2011, at 10:00 A.M., Pacific Time, at the Company’s executive offices, located at 350 Woodview Avenue, Morgan Hill, California 95037.

The attached Notice of Annual Meeting and Proxy Statement describe the matters to be voted on at the Annual Meeting. At the Annual Meeting we also will be discussing the Company’s operations. Your participation in Company activities is important, and we hope you will attend.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to vote as soon as possible in order to assure that your vote will be counted. You may vote by any of the following three methods:

1.	by telephone; or

2.	over the internet; or

3.	by completing, signing and returning your proxy by mail in the enclosed postage prepaid envelope.

Voting by any of these methods will not prevent you from attending and voting your shares at the Annual Meeting, if you so choose.

Please review the instructions with respect to your voting options contained in the accompanying Proxy Statement and described on the proxy card enclosed with the Notice of Annual Meeting and Proxy Statement.

Also, please let us know, if you plan to attend our Annual Meeting by indicating your plans when prompted to do so (if you are voting by telephone or over the internet) or by checking the appropriate box on the enclosed Proxy Card if you will be voting by mail.

Thank you for your ongoing support. We look forward to seeing you at our Annual Meeting.

Whether or not you plan to attend the Annual Meeting, please be sure to vote by telephone, over the internet or by completing, signing, dating and returning the enclosed proxy card in the accompanying postage-paid reply envelope, so that your shares may be voted in accordance with your wishes. Voting by one of these methods will not prevent you from voting in person if you choose to attend the Annual Meeting.

Sincerely,

Thomas R. McGuire

Chairman of the Board of Directors

THE COAST DISTRIBUTION SYSTEM, INC.

350 Woodview Avenue

Morgan Hill, California 95037

(408) 782-6686

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 23, 2011

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders of The Coast Distribution System, Inc., a Delaware corporation (the “Company”), will be held at 10:00 A.M. Pacific Time on Tuesday, August 23, 2011, at the Company’s executive offices, located at 350 Woodview Avenue, Morgan Hill, California 95037. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying Proxy Statement:

(1)	To elect John W. Casey and James Musbach as the Class II Directors of the Company for a term of three years;

(2)	To ratify the appointment of Burr Pilger Mayer Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on July 18, 2011 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card and a copy of our 2010 Annual Report to Stockholders, and by notifying you of the availability of those proxy materials on the Internet at http://investors.coastdistribution.com. In order to protect the privacy of our stockholders, that website does not have “cookies” or other tracking features that would make it possible to identify visitors to the website.

By Order of the Board of Directors

Sandra A. Knell

Executive Vice President and Secretary

July 22, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on Tuesday, August 23, 2011.

This Notice and the accompanying Proxy Statement, proxy card and our Annual Report to Stockholders are available online at http://investors.coastdistribution.com.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU SHOULD VOTE YOUR SHARES BY ONE OF THE METHODS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. BY DOING SO, YOU WILL BE ASSURED THAT YOUR VOTE WILL BE COUNTED AND IT WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING.

THE COAST DISTRIBUTION SYSTEM, INC.

350 Woodview Avenue

Morgan Hill, California 95037

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be Held August 23, 2011

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of The Coast Distribution System, Inc., a Delaware corporation (“Coast,” “us,” “our,” “we” or the “Company”), for use at its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 A.M. Pacific Time on Tuesday, August 23, 2011, at the executive offices of the Company, located at 350 Woodview Avenue, Morgan Hill, California 95037. This Proxy Statement and the accompanying proxy card, together with the Company’s 2010 Annual Report to Stockholders, are being mailed to stockholders on or about July 22, 2011.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND PROVIDE US WITH YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE BY ONE OF THE METHODS DESCRIBED BELOW.

Some stockholders may have their shares registered in different names or hold shares in different capacities. For example, a stockholder may have some shares registered in his or her name, individually, and others in his or her capacity as a custodian for minor children or as a trustee of a trust. In that event, you will receive multiple copies of this Proxy Statement and multiple proxy cards. If you want all of your votes to be counted, please be sure to vote in each of those capacities by one of the methods described below in the subsection entitled “How Do I Vote?”.

Who May Vote?

If you were a stockholder of record of the Company at the close of business on July 18, 2011, you are entitled to vote at the 2011 Annual Meeting, either in person or by proxy. On that day, a total of 4,779,597 shares of our common stock (the “Common Stock”) were outstanding and entitled to be voted at the Annual Meeting.

How Many Votes Do I Have?

You are entitled to cast one vote for each share of Common Stock that you owned of record on July 18, 2011 on all matters presented for a vote of the stockholders. However, our Certificate of Incorporation provides that, if any stockholder, who is entitled to vote and is in attendance at the Annual Meeting, announces, prior to the voting, an intention to cumulate votes in the election of directors, then all stockholders will be entitled to cumulate votes in that election. In an election held by cumulative voting, each stockholder is entitled to cast a number of votes equal to the number of directors to be elected (which will be two) multiplied by the number of shares of Common Stock held by the stockholder, and the stockholder may cast all of those votes for a single nominee or may divide those votes between any two of the nominees in such proportions as the stockholder chooses. However, in accordance with the applicable provisions of the Company’s Certificate of Incorporation, no stockholder may cumulate votes for the election of an individual as a director unless that individual’s name has been properly placed in nomination before the voting and any stockholder who is present in person at the Annual Meeting has given notice, at the Annual Meeting and before the voting, of such stockholder’s intention to cumulate his or her votes.

Our Bylaws provide that any stockholder may nominate, at any annual meeting of stockholders, one or more candidates for election to the Board, provided that the stockholder has given the Company written notice (addressed to the Secretary of the Company at the Company’s principal offices) of the stockholder’s intention to do so by no later than 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting of stockholders were first sent to stockholders. That notice must be accompanied by certain information regarding the stockholder’s candidate or candidates for election to the Board and the nominating stockholder and the written consent of each such candidate to be named as a nominee and, if nominated and elected, to serve as a director. Any stockholder nomination at any annual meeting that does not comply with these Bylaw requirements will be ineffective and disregarded. For additional information regarding this notice requirement, see “CORPORATE GOVERNANCE—Nomination of Directors” below.

How Can I Vote My Shares?

Voting by Telephone or the Internet.    Stockholders may vote by telephone by calling, toll-free, 1-800-652 VOTE (8683). Alternatively, stockholders may vote on the Internet by following the instructions provided at http://www.evisionreports.com/CRV. Telephone and internet voting are available 24 hours a day until 1:00 A.M. Central Time on August 23, 2011. Our telephone and Internet voting procedures are designed to authenticate each stockholder by using an individual control number that is located on your proxy card. If you vote by telephone or over the internet, you do not need to return your proxy card.

Voting by Mail.    As in past years, stockholder may vote by mail by completing, dating and signing and then returning the enclosed proxy card by mail in the postage prepaid return envelop that accompanies this Proxy Statement.

Voting In Person at the Annual Meeting.    In the alternative, you may attend the Annual Meeting and vote in person.

Even if you vote by telephone, over the internet or by mail, you may later change your vote by taking, prior to the Annual Meeting, one of the actions described below in the subsection below entitled “How Can I Revoke My Proxy?” or by attending the Annual Meeting and voting in person.

However, if your shares are held in a brokerage or bank account or by a nominee holder, please read the information below under the subcaptions “What If I Hold My Shares Through a Broker or Other Nominee?” and “Vote Required” regarding how your shares may be voted.

What If I Hold My Shares Through a Broker or Other Nominee?

If you hold your shares of Common Stock in a brokerage, bank or nominee account, you are the “beneficial owner” of those shares, holding them in “street name”. In that event, your broker or other nominee holder is the “record owner” of your shares and, except as described below under the caption “What are Broker Non-Votes and How Will They Affect the Voting at the Annual Meeting?”, will be entitled to vote your shares, instead of you. You may, however, have your shares voted in accordance with your wishes by giving voting instructions to your broker or other nominee holder, in which case the broker or other nominee holder will be required to vote your shares for you in accordance with those instructions. We ask brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of our Common Stock. Proxies that are returned to us by brokers, banks or other nominee holders on your behalf will count toward a quorum and will be voted in accordance with the voting instructions you have sent to your broker, bank or other nominee holder.

Alternatively, if you are a beneficial owner of any shares and want to vote those shares yourself, then you must obtain a proxy authorizing you to do so from your broker, bank or other nominee holder. If you fail to provide voting instructions to, and you do not obtain a proxy from, your broker, bank or other nominee holder, your shares cannot be voted at the Annual Meeting in accordance with your wishes.

What are Broker Non-Votes and How Will They Affect the Voting at the Annual Meeting?

Under rules applicable to securities brokerage firms, a broker who holds your shares in “street name” does not have the authority to vote those shares on any “non-routine” proposal, such as the election of directors, except in accordance with voting instructions received from you. On the other hand, your broker may vote your shares on certain “routine” proposals (such as the ratification of the appointment of independent registered public accountants), if the broker has transmitted proxy-soliciting materials to you, as the beneficial owner of the shares, but has not received voting instructions from you on such proposals. If the broker does not receive voting instructions from you, but chooses to vote your shares on a routine matter, then your shares will be deemed to be present by proxy, and will count toward a quorum, at the Annual Meeting, but will not be counted as having been voted in, and as a result will be deemed to constitute “broker non-votes” with respect to, the election of directors. We will treat broker non-votes as follows:

•

Broker non-votes will not be counted as present or entitled to be voted, and will not affect the outcome of the voting, on any proposal which, to be approved, will require the affirmative vote of the holders of a plurality or majority (or another percentage) of the shares that are present (in person or by proxy) and entitled to vote on the proposal, but broker non-votes will be counted as present for quorum purposes.

•

On the other hand, broker non-votes will have the same effect as a vote “against” a proposal if approval of the proposal requires the affirmative vote of the holders of a majority (or another percentage) of the outstanding shares.

As a result, at this year’s Annual Meeting, broker non-votes will be counted in determining whether or not a quorum is present (in person or by proxy) at the Annual Meeting, but will not be counted in determining and will have no effect on the outcome of the voting on the election of directors.

How Will The Board Vote My Proxy?

If you grant us your proxy to vote your shares (whether by completing, signing and returning a proxy card to us by mail, or by means of telephone or internet voting), and you do not revoke that proxy prior to the Annual Meeting, your shares will be voted as directed by you. If you do not provide any specific instructions as to how your shares should be voted, your shares will be voted “FOR” the election of the Board’s nominees for Class II Directors, and “FOR” ratification of the appointment of Burr Pilger Mayer Inc. (“Burr Pilger”) as Coast’s independent registered public accountants for the fiscal year ending December 31, 2011. If you have returned a proxy (whether by mail, the telephone or on the internet) and any other matter is properly presented for a vote of the stockholders at the Annual Meeting, the shares represented by your proxy will be voted in accordance with the judgment of the holders of the proxy.

Vote Required

Quorum Requirement.    Our Bylaws require that a quorum—that is, the holders of a majority of all of the shares entitled to vote at the Annual Meeting—must be present, in person or by proxy, before any business may be transacted at the Annual Meeting (other than adjourning the Annual Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement).

Election of Directors (Proposal No. 1).    A plurality of the votes cast is required for the election of directors of the Company (the “Directors”). The two nominees for election as the Class II Directors who receive the highest number of votes cast in the election of directors will be elected and, as a result, any shares voted to

“Withhold Authority” will not have any effect on the outcome of the election. Broker non-votes, if any, with respect to the election of directors will be treated as if they were not eligible to be voted on the proposal and, therefore, will not be counted, except for quorum purposes. See “What are Broker Non-Votes and How Will They Affect the Voting at the Annual Meeting?” above.

Ratification of Appointment of Independent Accountants (Proposal No. 2).    Ratification of the appointment of Burr Pilger as the Company’s independent registered public accountants requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and voted on that proposal at the Annual Meeting. Shares voted by record stockholders or by brokers or other nominee holders on this proposal will be counted.

What will be the Effect of Abstentions at the Annual Meeting?

When an eligible voter attends the Annual Meeting in person but decides not to vote on a proposal, his or her decision not to vote is called an “abstention.” Properly executed proxy cards that are marked “withhold authority” or “abstain” on any proposal also will be treated as abstentions on that proposal. We will treat abstentions as follows:

•

abstention shares will be treated as not voting for purposes of determining the outcome of the voting on any proposal for which the minimum vote required for approval of the proposal is a majority (or some other proportion) of the votes actually cast, and thus will have no effect on the outcome; and

•

abstention shares will have the same effect as votes against a proposal if the minimum vote required for approval of the proposal is a majority (or some other proportion) of all shares outstanding and entitled to vote.

How Can I Revoke My Proxy?

If you are a registered owner and have given us your proxy (whether by mail, by telephone or over the internet), you may change your vote by taking any of the following actions:

•

Sending a written notice that you are revoking your proxy, addressed to the Secretary of the Company, at 350 Woodview Avenue, Morgan Hill, California 95037, and then voting again by one of the methods described immediately below. To be effective, the notice of revocation must be received by the Company before the Annual Meeting commences.

•

Giving us another proxy (by mail, by telephone or over the internet) at a later date than your prior proxy. However, to be effective, that later dated proxy must be received by the Company before the Annual Meeting commences and must be dated and signed by you. If you fail to date or fail to sign that later-dated proxy, it will not be treated as a revocation of an earlier dated proxy and your shares will be voted in accordance with your earlier voting instructions.

You may also revoke your proxy by attending the Annual Meeting and voting in person or by proxy in a manner that is different than the voting instructions contained in your earlier proxy.

However, if your shares are held by a broker or other nominee holder, you will need to contact your broker or the nominee holder if you wish to revoke the voting instructions that you previously gave to your broker or other nominee holder.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of July 18, 2011, information regarding the ownership of the Company’s outstanding shares of Common Stock by: (i) each person known to management to own, beneficially or of record, more than five percent (5%) of the outstanding shares of our Common Stock; (ii) each director, including each of the nominees standing for election to the Board at the Annual Meeting, and each of the executive officers of the Company; and (iii) all of those directors, nominees and officers as a group. As of July 18, 2011, a total of 4,779,597 shares of our Common Stock were outstanding.

Name and Address of Beneficial Owners	Nature and Amount of Beneficial Ownership(1)		Percent of Shares Outstanding
Thomas R. McGuire 350 Woodview Avenue Morgan Hill, CA 95037	526,262	(2)	10.9%

Robert E. Robotti and Robotti & Company, Incorporated 52 Vanderbilt Avenue New York, NY 10017	401,421	(3)	8.4%

JB Capital Partners, L.P. and Alan W. Weber 5 Evan Place Armonk, NY 10504	375,100	(4)	7.9%

Dimensional Fund Advisors, LP 1299 Ocean Avenue Santa Monica, CA 90401	358,378	(5)	7.5%

James Musbach 350 Woodview Avenue Morgan Hill, CA 95037	305,667	(6)	6.2%

Lone Star RV Sales, Inc. 14444 North Freeway, Houston, TX 77090	252,900	(7)	5.3%

John W. Casey	41,000	(8)	*

Robert S. Throop	41,000	(8)	*

Ben A. Frydman	29,000	(8)	*

Leonard P. Danna	16,000	(8)	*

Sandra A. Knell	161,329	(9)	3.3%

Dennis A. Castagnola	135,648	(9)	2.8%

David A. Berger	106,998	(9)	2.2%

All directors and officers as a group (9 persons)	1,362,904	(10)	26.4%

*	Less than 1%.

(1)

Under the rules of the Securities and Exchange Commission (the “SEC”): (i) a person is deemed to be the beneficial owner of shares if that person has, either alone or with others, the power to vote or dispose of those shares; and (ii) if a person holds options to purchase shares of our Common Stock, that person will be deemed to be the beneficial owner of the number of those shares which are or become purchasable by that person at any time during the succeeding 60 days (which, for purposes of this table, will end on September 16, 2011). The shares subject to options that are exercisable or may become exercisable during that 60-day period are deemed outstanding for purposes of computing the number of shares beneficially owned by, and the percentage ownership of, the person holding such options, but not for computing the percentage ownership of any other stockholder. Except as otherwise noted in the footnotes below, the persons named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

(2)	Includes 33,334 shares subject to outstanding stock options that are or may become exercisable during the 60-day period ending September 16, 2011.

(3)	In a report filed by Robert E. Robotti with the SEC on March 28, 2008 (which is the most recent such report filed by Mr. Robotti), of these 401,421 shares of the Company’s Common Stock, Mr. Robotti shares voting and dispositive power with: (i) Robotti & Company, Incorporated as to 5,000 of these shares; (ii) Robotti & Company, LLC as to 18,950 of these shares, (iii) Robotti Company Advisors LLC as to 14,750 of these shares; (iv) Kenneth R. Wasiak, Ravenswood Management Company, LLC and Ravenswood Investment Company, L.P. as to 241,535 of these shares, and (v) Kenneth R. Wasiak, Ravenswood Management Company, LLC and Ravenswood Investments III, as to 101,186 of these shares. Mr. Robotti also reported that he may be deemed to share beneficial ownership with Suzanne Robotti, Mr. Robotti’s wife, as to 20,000 shares, even though the report states that Suzanne Robotti holds sole voting and dispositive power with respect to those 20,000 shares. However, the report also states that each of the above-named persons and entities disclaims beneficial ownership of the shares held by each of the other named persons and entities.

(4)	In a report filed with the SEC, JB Capital Partners, L.P. and Alan W. Weber, its general partner, reported that they share voting and dispositive power and, therefore, share beneficial ownership, with respect to 371,100 of these shares and that Mr. Weber is the sole beneficial owner of, with sole voting and dispositive power over, the other 4,000 shares. The report also states that each of JB Capital Partners and Mr. Weber disclaims beneficial ownership in the shares owned by the other, except to the extent of any pecuniary interest that such reporting person has in the shares of the other.

(5)	Dimensional Fund Advisors, LP (“DFA”) is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. According to a report filed by DFA with the SEC: (i) these 358,378 shares are owned by four investment companies registered under the Investment Company Act of 1940 and certain commingled group trusts and separate accounts, and (ii) in its capacity as investment advisor to those investment companies and investment manager of those trusts and accounts, DFA exercises sole voting and dispositive power over these shares. However, in that report DFA disclaimed beneficial ownership of all of these shares.

(6)	Includes 151,667 shares subject to outstanding stock options that are or may become exercisable during the 60-day period ending September 16, 2011.

(7)	In a report filed with the SEC, Lone Star RV Sales, Inc. reported that it possesses sole ownership and dispositive power with respect to these shares and that it disclaims beneficial ownership of 13,000 shares owned by Scott Byrne and 10,000 shares owned by Gordon Byrne.

(8)	Includes shares subject to currently outstanding stock options which are or may become exercisable at any time during the 60-day period ending September 16, 2011, as follows: Mr. Casey—20,000 shares; Mr. Throop—16,000 shares; Mr. Frydman—18,000 shares; and Mr. Danna—16,000 shares.

(9)	Includes shares subject to outstanding stock options which are or may become exercisable at any time during the 60 day period ending September 16, 2011, as follows: Ms. Knell—41,667 shares; Mr. Castagnola—41,667 shares; and Mr. Berger—41,667 shares.

(10)	Includes a total of 380,002 shares subject to outstanding stock options which are or may become exercisable at any time during the 60-day period ending September 16, 2011.

ELECTION OF DIRECTORS

(Proposal No. 1)

The Board of Directors is comprised of six directors and is divided into three classes, designated as Class I, Class II and Class III, respectively, comprised of two directors each. The directors in each class stand for election in successive years, each for a three year term. The election of the Class II directors will take place at this year’s Annual Meeting and the Board has nominated John W. Casey and James Musbach for election at the Annual Meeting to serve as the Company’s Class II directors. Messrs. Casey and Musbach were each elected by the stockholders as Class II directors at the 2008 Annual Stockholders Meeting. Messrs. Casey and Musbach have consented to serve on the Board if elected at this year’s Annual Meeting. The election of the Class III and Class I directors will take place at the 2012 and 2013 Annual Meetings, respectively.

Unless authority to vote has been withheld, the named proxyholders intend to vote the shares represented by the proxies they receive for the election of Messrs. Casey and Musbach as the Class II directors of the Company. If, for any reason, either of them should become unable to serve, then the Board of Directors may either: (i) reduce the authorized number of Class II directors to one, in which case only one Class II director-nominee will stand for election at the 2011 Annual Meeting; or (ii) designate a substitute nominee for election as a Class II director, in which event the votes represented by the proxies received by the proxyholders may be cast for the election of that substitute nominee. The Board of Directors has no reason to believe that either Mr. Casey or Mr. Musbach will become unable to serve.

Vote Required and Vote Recommended by the Board of Directors

Under Delaware law, the two nominees for election as Class II directors receiving the highest number of votes at the Annual Meeting will be elected.

If the election of the Class II directors at the 2011 Annual Meeting is held by cumulative voting, because a stockholder who is entitled to vote and is present at the Annual Meeting has given notice at the Meeting of his or her intention to cumulate votes in the election of Directors, the proxyholders will have the discretion to cumulate the votes represented by the proxies they hold and to cast those votes in such proportions as they deem appropriate for either or both of the nominees named above, except with respect to any shares as to which authority to vote for a nominee has been withheld by a stockholder.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF JOHN W. CASEY AND JAMES MUSBACH AS THE COMPANY’S CLASS II DIRECTORS

Nominees and Directors

The names and certain information, as of July 18, 2011, about the nominees for election as Class II directors and the continuing directors are set forth below.

Name and Age	Positions with the Company	Director Since	Current Term Expires
Class II Directors and Nominees
John W. Casey, 69	Director and Chair of the Compensation Committee	1998	2011
Jim Musbach, 61	President, Chief Executive Officer and Director	2007	2011

Continuing Directors:

Class III Directors:
Thomas R. McGuire, 67	Executive Chairman and Chairman of the Board	1977	2012
Ben A. Frydman, 64	Director	1988	2012

Class I Directors:
Robert S. Throop, 73	Director	1995	2013
Leonard P. Danna, 58	Director	2003	2013

Class II Directors

John W. Casey has served as a director of the Company since August 1998. Mr. Casey is retired and is a private investor. He also serves as a trustee of the Deschutes Land Trust, in Bend, Oregon. From 1980 and until his retirement in 1994, Mr. Casey was President and Chief Executive Officer of Shurflo Pump Mfg. Company (“Shurflo”), which is engaged in the manufacture and sale of pumps used in pumping and circulating water or other liquids in a variety of products and equipment, including in recreational vehicles (“RVs”) and soft drink dispensing machines. Having been the CEO of Shurflo, which is a supplier of products to RV manufacturers and distributors, Mr. Casey brings to the Board considerable knowledge regarding the RV market generally and also the perspective of an aftermarket product manufacturer and supplier to the RV industry, which is valuable to the Board and management due to the Company’s reliance on such manufacturers and suppliers for the products it sells.

James Musbach is, and since April 2008 has been, the Chief Executive Officer of the Company. From September 2006 until his promotion to CEO in 2008, Mr. Musbach was the Company’s President and Chief Operating Officer and since November 2007 has been a member of the Board of Directors. From 1995 until 2004, Mr. Musbach was Executive Vice President of Raytek Corporation, a manufacturer of infrared non-contact temperature measurement tools, sensors and systems. While at Raytek, Mr. Musbach also served as General Manager of Raytek’s Portable Products Division and, in that capacity, directed that Division’s global operations. Prior to joining Raytek, Mr. Musbach held various executive positions, including Executive Vice President and General Manager and Vice President of Sales and Marketing, with Import Parts America, a North American importer and distributor of automotive aftermarket parts and accessories with relationships in Asia and Europe. As a result, Mr. Musbach has extensive experience and knowledge about managing and growing businesses, managing foreign business relationships and developing and implementing product marketing and distribution programs. Such knowledge and experience already have been and will continue to be of considerable importance to the Company in implementing and expanding its proprietary products strategy and its initiative to sell products not only into the RV and boating markets, but also into other markets, such as the outdoor power equipment market.

Class III Directors

Thomas R. McGuire is a founder of the Company and has been the Chairman of the Board of the Company since its inception in 1977. Mr. McGuire also served as the Company’s Chief Executive Officer from 1977 until April 2008, when he relinquished that position upon Mr. Musbach’s promotion to CEO and became the Company’s Executive Chairman. Having been the Company’s founder and its CEO for over 25 years, and having been the principal architect of its growth strategies, Mr. McGuire brings a wealth of knowledge to the Board regarding the Company’s operations, markets and growth strategies, the business risks that the Company faces, including the strategies that must be employed to deal effectively with the cyclical nature of the Company’s business.

Ben A. Frydman has served as a director of the Company since 1988. Mr. Frydman is, and for more than the past thirty years has been, engaged in the private practice of law, as a member and shareholder of Stradling Yocca Carlson & Rauth, a Professional Corporation, which provided legal services to the Company in 2010 and is providing legal services to the Company in 2011. Mr. Frydman received a Bachelor’s Degree from UCLA in 1968 and graduated with honors with a J.D. Degree from Harvard Law School in 1973. Mr. Frydman has been the Company’s outside counsel since 1983 and, in that capacity, has been an advisor to management and the Board in connection with virtually all of the Company’s major corporate transactions and acquisitions and the implementation of its growth strategies. As a result, he has a keen knowledge of the Company’s business and the management of business risks that the Company encounters in connection with its operations and growth strategies.

Class I Directors and Nominees

Robert S. Throop has served as a director of the Company since 1995. Until his retirement in late 1996, and for more than the prior five years, Mr. Throop was the Chairman and Chief Executive Officer of Anthem Electronics, Inc., which is a national distributor of semiconductor and computer products and was, during Mr. Throop’s tenure as its Chairman and CEO, a New York Stock Exchange listed company. Mr. Throop served as a director of the Manitowoc Company, a publicly traded company that is a leading manufacturer of industrial cranes, until he retired from its board in 2007. Mr. Throop also is a director of Azerity, which is a privately owned business. Having been the CEO of a publicly owned national distribution company for many years, Mr. Throop brings to the Board a wealth of knowledge regarding the management and operations of and the risks faced by national product distribution companies, like the Company.

Leonard P. Danna has served as a director of the Company and Chairman of the Audit Committee of the Board of Directors since November 2003. Mr. Danna is, and since April 1999 has been, an audit partner with the accounting firm of Vavrinek, Trine Day & Co., LLP. From August 1985 to April 1999, Mr. Danna was an audit partner with Grant Thornton LLP. As a result of his accounting experience, Mr. Danna is familiar with financial reporting requirements applicable to and financial issues faced by publicly traded companies, making him an effective and valuable member of Audit Committee, of which he is the Chairman.

There are no family relationships among any of the Company’s officers or directors.

THE BOARD OF DIRECTORS

Role of the Board of Directors.    In accordance with Delaware law and our Bylaws, the Board of Directors oversees the management of the business and affairs of the Company. The members of the Board keep informed about our business through discussions with management, by reviewing analyses and reports sent to them by management and outside consultants, and by participating in Board meetings and Board committee meetings.

Our Board members are encouraged to prepare for and to attend all meetings of the Board and the Board committees of which they are members and all stockholder meetings. During the fiscal year ended December 31, 2010, the Board of Directors of the Company held a total of four meetings and all of the directors attended at least 80% of the total of those meetings and the meetings of the Board committees on which they served during 2010. All of our directors, with the exception of Mr. Danna, also attended the 2010 Annual Meeting of Stockholders.

Director Independence and Diversity

Coast’s corporate governance guidelines require that the Board be comprised of at least a majority of independent directors. For a director to be considered independent, the Board must affirmatively determine that he does not have any direct or indirect material relationship with Coast that, in the opinion of the Board, would interfere with the exercise of that director’s independent judgment in carrying out his responsibilities as a director.

A director will not be deemed to be an independent director if, within the preceding three years:

•	The director was employed by Coast;

•	An immediate family member of the director was employed as an executive officer of Coast;

•

The director was employed by or affiliated with, or an immediate family member of the director was employed in a professional capacity by or affiliated with, Coast’s independent registered public accounting firm;

•

A present Coast executive officer was on the compensation committee of the board of directors of another company that concurrently employed a Coast director, or an immediate family member of a Coast director, as an executive officer;

•

The director, or an immediate family member of the director, received more than $60,000 in direct compensation from Coast during any 12 month period within the preceding three years, other than director and committee fees and any deferred compensation for prior service (provided such deferred compensation is not contingent in any way on continued service with the Company); or

•

The director, or an immediate family member of the director, is a partner, executive officer, or controlling stockholder of another company or professional entity (including any law firm or investment banking firm) to which Coast made, or from which Coast received, payments for property or services in the current or any of the past three fiscal years that exceeded the greater of (i) 5% of consolidated gross revenues of that company or professional entity for that year, or (ii) $200,000.

On the basis of the above criteria, the Board has determined that four of the Company’s six directors are independent, including Mr. Frydman. Since Messrs. McGuire and Musbach are executive officers of the Company, they are not deemed to be independent directors. In determining that Mr. Frydman is independent, the other independent directors considered the fact that Mr. Frydman is a stockholder in the law firm of Stradling Yocca Carlson & Rauth, which provided legal services to Coast during the past three years and is providing legal services to Coast in 2011. However, on the basis of the criteria set forth above and their evaluation of Mr. Frydman’s past performance as a director, the other independent directors determined that his relationship did not interfere with the exercise of his independent judgment in carrying out his responsibilities as a director of the Company.

The Board of Directors and its Nominating Committee each believe that differences in experience, knowledge, skills and viewpoints enhance the Board of Directors’ performance. Accordingly, the Nominating Committee considers such diversity in selecting, evaluating and recommending, and the Board considers diversity in approving, proposed Board nominees. However, the Board of Directors has not implemented a formal policy with respect to the consideration of diversity for the composition of the Board of Directors.

Board Leadership Structure

The Board does not have a formal policy with respect to whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the non-employee directors or management. The Board believes that it should be free to make a choice from time to time in any manner that it concludes is in the best interests of the Company and its stockholders. Although Mr. McGuire is an executive officer, the Board chose to appoint him as the Chairman because, as the Company’s largest stockholder, he has a keen understanding and shares the financial interests of the Company’s other stockholders.

Committees of the Board of Directors

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Information regarding the members of each of those Committees and their responsibilities and the number of meetings held by those Committees in 2010 is set forth below.

Audit Committee and Financial Experts.    The members of the Audit Committee are Leonard P. Danna, its Chairman, Robert S. Throop and John W. Casey. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of the AMEX listed company rules and the enhanced independence requirements for audit committee members contained in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board also has determined that each of Messrs. Danna and Throop meets the definition of “audit committee financial expert” adopted by the SEC. The Audit Committee has a written charter that specifies its responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of the Company, and appointment and oversight of the independent registered public accounting firm engaged to audit the Company’s financial statements. Interested stockholders can obtain a copy of that charter at our website at www.coastdistribution.com. To ensure independence, the Audit Committee meets separately with our outside auditors and members of management, respectively. The Audit Committee held a total of four meetings during fiscal 2010.

Compensation Committee.    The members of the Compensation Committee are John W. Casey, who serves as the Committee’s Chairman, Robert S. Throop and Leonard P. Danna, each of whom is an independent director (as defined in the AMEX listed company rules). The Compensation Committee: (i) sets the salaries of the Company’s executive officers; (ii) adopts incentive compensation and other benefit plans for our executive officers and sets the performance targets and determines the incentive compensation awards under management bonus programs; and (iii) makes determinations with respect to the granting and terms of stock options and restricted shares awarded under, and oversees the administration of, the Company’s stock incentive plans. The Compensation Committee operates under a charter that sets forth the role and responsibilities of the Committee. A copy of that charter, which complies with applicable AMEX listed company rules, is accessible on our website at www.coastdistribution.com. The Compensation Committee held two meetings during fiscal 2010.

Messrs. McGuire sometimes participates in meetings of the Compensation Committee to provide the Committee with information with respect to the performance of the Company’s CEO that is relevant to the Committee’s decisions with respect to the CEO’s compensation. The Committee also obtains information from Mr. Musbach as to the performance of the Company’s other executive officers who report to him.

Nominating and Governance Committee.    The members of the Nominating and Governance Committee are Robert S. Throop, its Chairman, Ben A. Frydman and John W. Casey, each of whom is independent within the meaning of the AMEX Listing Rules. This Committee has a written charter that specifies its responsibilities, which include: identifying and recommending nominees for election to the Board; making recommendations to the Board regarding the directors to be appointed to each of its standing committees; developing and recommending corporate governance guidelines for adoption by the Board of Directors; and overseeing the annual self-assessments by the Company’s Directors of the performance of the Board of Directors and its Committees. A copy of the Committee’s charter is accessible at our website at www.coastdistribution.com. The Committee held one meeting during 2010.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Directors believe that sound governance policies and practices provide an important framework to assist them in fulfilling their duties to the Company’s stockholders. Our Board of Directors has adopted the following governance guidelines, which include a number of policies and practices under which our Board has operated for some time, together with concepts suggested by various authorities in corporate governance and the requirements under the AMEX listed company rules and the Sarbanes-Oxley Act of 2002. Some of the principal subjects covered by those guidelines include:

•

Director Qualifications.    Candidates for election to the Board will be evaluated on the basis of each candidate’s: independence and freedom from conflicts of interest; experience; knowledge; skills; expertise; integrity; ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and his or her ability and willingness to devote adequate time and effort to Board responsibilities.

•

Independence and Responsibilities of Directors.    A majority of the Directors, but in no event less than three directors, will be independent directors (as defined in the AMEX listed company rules). Additionally, Directors are expected to: act in the best interests of all stockholders; develop and maintain a sound understanding of our business and the industry in which we operate; prepare for and attend Board and Board committee meetings; and provide active, objective and constructive participation at those meetings.

•

Director Access to Management.    Directors are to be permitted access to members of management and members of management are to provide Board presentations regarding the functional areas of our business for which they are responsible.

•

Adequate Funding for the Board and its Committees.    The Company will provide the funding necessary to enable the Board and each of its committees to retain independent advisors as the Board, or such committees acting independently of the Board, deem to be necessary or appropriate.

•

Director Participation in Continuing Education Programs.    New directors will participate in programs designed to familiarize them with our business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, code of business conduct and corporate governance guidelines. In addition, each incumbent director is expected to participate in continuing education programs relating to developments in the Company’s business and to corporate governance.

•	Annual Performance Evaluations. The Board and each Board committee will conduct an annual self-assessment of its performance.

•

Executive Sessions Without Management.    The independent directors of the Board will hold separate sessions, outside the presence of management, to consider and evaluate the performance of the Company and its management and such other matters as they deem appropriate. In addition, the Audit Committee shall meet separately with the Company’s outside auditors.

Role of the Board in Risk Management

The Board’s responsibilities in overseeing the Company’s management and business include oversight of the Company’s key risks and management’s processes and controls. Management, in turn, is responsible for the day-to-day management of risk and implementation of appropriate risk management controls and procedures. In meeting its responsibilities, at its meetings the Board discusses with management the principal risks facing the Company and its financial condition and the performance and actions that have taken, and the processes that have been implemented, by management to address and mitigate those risks to the extent practicable. Management also conducts quarterly evaluations of the effectiveness of the Company’s disclosure controls and annual evaluations of the effectiveness of the Company’s internal control over its financial reporting under the oversight of the Audit Committee.

Code of Business Conduct

We have adopted a Code of Business Conduct for our officers and employees that has been approved by the Board. The Code sets forth specific ethical policies and principles that apply to our Chief Executive Officer, Executive Chairman, Chief Financial Officer and other key accounting and financial personnel. A copy of our Code of Business Conduct is posted on our website at www.coastdistribution.com. We also intend to disclose, on that website, any amendments to the Code of Business Conduct and any waivers of its requirements that may be granted to our Chief Executive Officer, Executive Chairman or Chief Financial Officer. To date, no such waivers have been granted.

Communications with the Board

Stockholders and other parties interested in communicating with the non-management directors as a group may do so by writing to the Corporate Secretary, The Coast Distribution System, Inc., 350 Woodview Avenue, Morgan Hill, California 95037. The Corporate Secretary will review and forward to the appropriate member or members of the Board copies of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that she otherwise determines requires their attention.

Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairman of the Audit Committee and will be handled in accordance with procedures established by the Audit Committee.

The Audit Committee has also established a “financial integrity hotline” for (i) Company employees and others to be able to communicate, anonymously, to the Audit Committee any concerns or issues they may have regarding accounting or auditing matters and (ii) the receipt, retention and treatment of those communications and any complaints received with respect to such matters.

Nomination of Directors

In identifying candidates for membership on the Board, the directors will seek recommendations from existing Board members and executive officers. In addition, the Board will consider any candidates that may be recommended by any of the Company’s stockholders who make those recommendations in accordance with the procedures described below. The Board also has the authority to engage an executive search firm and other advisors, as it deems appropriate, to assist it in identifying qualified Board candidates. In assessing and selecting new candidates for Board membership, the Board will consider such factors, among others, as the candidate’s independence and freedom from conflicts of interest, experience, knowledge, skills and expertise, as demonstrated by past employment and board experience, and the candidate’s reputation for integrity. When selecting a nominee from among candidates considered by the Board, it will conduct background inquiries of and interviews with those candidates the Board members believe are best qualified to serve as directors of the Company. The Board members will consider a number of factors in making their selection of a nominee from among those candidates, including, among others: whether the candidate has the ability, willingness and enthusiasm to devote the time and effort required of members of the Board; the candidate’s independence, including whether the candidate has any conflicts of interest or commitments that would interfere with the candidate’s ability to fulfill the responsibilities of a director; whether the candidate’s skills and experience would add to the overall competencies of the Board; and whether the candidate has any special background or experience relevant to the Company’s business.

Stockholder Recommendation of Board Candidates.    Any stockholder desiring to submit a recommendation for consideration by the Board of a candidate that the stockholder believes is qualified to be a Board nominee at any annual stockholders meeting may do so by submitting that recommendation in writing to the Board not later than 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to the stockholders. However, if the date of an annual meeting has been changed by more than 30 days from the anniversary date of the prior year’s annual meeting of stockholders, the recommendation must be received within a reasonable time before the Company begins to print and mail its proxy materials for that annual meeting of stockholders. In addition, the recommendation should be accompanied by the following information: (i) the name and address of the nominating stockholder and the person that the nominating stockholder is recommending for consideration as a candidate for Board membership; (ii) the number of shares of voting stock of the Company that are owned by the nominating stockholder, his or her recommended candidate and any other stockholders known by the nominating stockholder to be supporting the nomination of that candidate; (iii) a description of any arrangements or understandings that relate to the election of directors of the Company, between the nominating stockholder, or any person that (directly or indirectly through one or more intermediaries) controls, or is controlled by, or is under common control with, such stockholder, on the one hand, and the person that the nominating stockholder is recommending for election to the Board or any other person or persons (naming each such person), on the other hand; (iv) such other information regarding the recommended candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (v) the written consent of the recommended candidate to be named as a nominee and, if nominated and elected, to serve as a director.

Stockholder Nominations.    Our Bylaws provide that any stockholder also may nominate, at any annual meeting of stockholders, one or more candidates for election to the Board, by giving the Company written notice (addressed to the Secretary of the Company at the Company’s principal offices) of such stockholder’s intention to do so not later than 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting of stockholders were first sent to the stockholders. Such notice must be accompanied by the same information, described in the immediately preceding paragraph, regarding such candidate or candidates to be nominated for election to the Board and the nominating stockholder and the written consent of each such candidate to be named as a nominee and, if nominated and elected, to serve as a director. Any stockholder nomination at any annual meeting that does not comply with these Bylaw requirements will be ineffective and disregarded. No stockholder nominations were received for the 2011 Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires each of our directors and executive officers, and any person who may own more than 10% of our Common Stock (a “10% Stockholder”), to file reports with the SEC containing information regarding such person’s ownership and changes in ownership of our shares of Common Stock and of options to purchase shares of our Common Stock. Our directors and executive officers and 10% Stockholders are required by SEC regulations to furnish us with copies of all forms that each has filed pursuant to Section 16(a) of the Exchange Act.

Based solely on a review of the copies of such reports furnished to us during 2010 or written representations that no reports were required to be filed pursuant to Section 16(a) of the Exchange Act, to our knowledge, all of our executive officers and directors and 10% Stockholders complied with all Section 16(a) filing requirements in 2010.

MANAGEMENT COMPENSATION

Summary Compensation Table

The following table sets forth the compensation received in the years ended December 31, 2010 and 2009 by the Company’s Chief Executive Officer, and the next two highest paid executive officers whose aggregate cash compensation for services rendered to the Company in all capacities in 2010 exceeded $100,000 (collectively, the “NEOs” or “Named Executive Officers”):

Name and Principal Position	Year	Salary	Equity Incentive Plan Awards(4)	Non-Equity Incentive Compensation(5)	All Other Compensation(6)	Total
James Musbach(1)	2010	$231,250	$148,535	$—	$5,980	$385,765
President, CEO and COO	2009	$231,250	$67,040	$—	$6,095	$304,385

Thomas R. McGuire(2)	2010	$231,250	$52,890	$—	$5,980	$290,120
Executive Chairman	2009	$231,250	$28,510	$—	$6,095	$265,855

Sandra A. Knell(3)	2009	$190,550	$33,775	$—	$—	$224,325
EVP and CFO	2009	$190,550	$22,810	$—	$—	$213,360

(1)	Effective April 7, 2008, Mr. Musbach was promoted to the position of CEO. Although, as a result of that promotion, the Compensation Committee approved an increase in Mr. Musbach’s annual base salary from $250,000 to $300,000, Mr. Musbach declined to accept that increase as his contribution to a Company cost reduction program. Mr. Musbach also voluntarily reduced his annual base salary by 10% effective February 1, 2009, in conjunction with a 10% “across-the-board” reduction in salaries and wages throughout the Company. In July 2010, one-half of that 10% reduction was restored for all Company employees, including Mr. Musbach. As a result, Mr. Musbach’s annual base salary is now, and since July 2010 has been, $237,500.

(2)	Effective April 7, 2008, Mr. McGuire was appointed as Executive Chairman, a full time management position with the Company, and relinquished his position as the Company’s CEO in conjunction with the promotion of Mr. Musbach as CEO, in furtherance of the Board’s management succession plan. There was no change made to Mr. McGuire’s compensation in connection with that change in his position. However, effective June 1, 2008, Mr. McGuire voluntarily reduced his annual base salary by $50,000, from $360,000 to $310,000, and effective December 1, 2008, he voluntarily reduced his annual base salary further, by $60,000, to $250,000 as his contributions to a Company cost reduction program. Like the other Named Executive Officers, Mr. McGuire voluntarily reduced his annual base salary by another 10% to $225,000, effective as of February 1, 2009. In July 2010, one-half of that reduction was restored for all Company employees, including Mr. McGuire. Mr. McGuire’s annual base salary is now $237,500

(3)	Like the other NEOs, Ms. Knell voluntarily agreed to reduce her annual base salary by 10%, effective February 1, 2009, and in July 2010, one-half of that pay reduction was restored. Mrs. Knell’s annual base salary is now $195,500.

(4)	Amounts in this column represent: (i) for 2010, the grant date fair values of restricted stock awards granted to the NEOs in fiscal 2010; and (ii) for 2009, the grant date fair values of options granted in 2009, in each case calculated in accordance with ASC 718. The fair values of the options granted in 2009 were estimated using a binomial option valuation model which incorporates certain assumptions relating to a risk-free market interest rate, expected dividend yields of the Company’s Common Stock, expected option life and expected volatility in the market value of our Common Stock. For additional information regarding the valuation methodology and the assumptions used in making the estimates, please see Note E (entitled “STOCK OPTIONS AND STOCK PURCHASE PLANS”) to our consolidated financial statements included in the Annual Report to Stockholders that accompanied this Proxy Statement.

(5)	None of the NEOs received any non-equity incentive compensation awards for 2010 or 2009. See “Narrative to Summary Compensation Table” below.

(6)	The other compensation received by Messrs. Musbach and McGuire in 2010 and 2009 consisted solely of automobile allowances to reimburse them for the expenses they incurred in using their personal automobiles on Company business.

Narrative to Summary Compensation Table

Annual Base Salaries

Mr. Musbach served as the Company’s President and Chief Operating Officer until April 2008, when he was promoted to Chief Executive Officer. Although the Compensation Committee approved an increase in Mr. Musbach’s annual base salary from $250,000 to $300,000 in conjunction with his promotion to CEO, he declined to accept that increase as his contribution to a cost reduction program (the “2008 Cost Reduction Program”) adopted by the Board in response to the economic recession and credit crisis which were adversely affecting the Company’s results of operations and cash flows. As a result, Mr. Musbach’s annual base salary in 2008 was $250,000, unchanged from his annual base salary in 2007. Mr. Musbach voluntarily reduced his annual base salary by 10%, effective as of February 1, 2009, in conjunction with a 10% “across-the-board” reduction in salaries and wages throughout the Company. In July 2010, one-half of the February 2009 pay reductions were restored for all of the Company’s officers and employees, including Mr. Musbach. As a result, Mr. Musbach’s current annual base salary is $237,500.

In 2008, Mr. McGuire’s annual base salary was $360,000. However, as his contribution to the Company’s Cost Reduction Program, Mr. McGuire voluntarily reduced his annual base salary on two occasions in 2008: (i) a $50,000 reduction, effective June 1, 2008, bringing his annual base salary from $360,000 to $310,000, and (ii) an additional $60,000 reduction, effective December 1, 2008, bringing his annual base salary from $310,000 to $250,000, which was 30% lower than the amount of his annual base salary at the beginning of 2008. As a result, the salary paid to Mr. McGuire in 2008 totaled approximately $331,000, as compared to $360,000 in 2007. Mr. McGuire’s annual base salary for 2009 reflects a full year of those two salary reductions in 2008 and an additional 10% voluntary reduction in his then salary effective February 2009. In July 2010, one-half of the February 2009 pay reductions were restored for all of the Company’s officers and employees, including Mr. McGuire. As a result, Mr. McGuire’s current annual base salary is $237,500.

Effective September 1, 2008, the Compensation Committee approved an increase of 3% in Ms. Knell’s annual base salary to $206,000 in order (i) to make her annual base salary more competitive with salaries paid to chief financial officers of California-based companies of similar size and capitalization, and (ii) to recognize and reward Ms. Knell for her past service and individual performance as the Company’s Chief Financial Officer. In 2009, however, like the other NEOs, Ms. Knell agreed to reduce her annual base salary by 10%, effective February 2009, in conjunction with a 10% “across-the-board” reduction in salaries and wages throughout the Company. In July 2010, one-half of the February 2009 pay reductions were restored for all of the Company’s officers and employees, including Ms. Knell. As a result, Mrs. Knell’s current annual base salary is $195,500

Non-Equity and Equity Compensation

Cash Incentive Plans.    Our Compensation Committee usually adopts annual cash incentive or bonus plans which provide opportunities to our executive officers and other key management employees (“Plan Participants”) to earn cash incentive awards or bonuses in an amount equal to a percentage of their respective base salaries. The payment of cash bonuses under these plans is conditioned on the Company’s achievement of a Company “threshold” financial performance goal for the fiscal year for which the plan is adopted. If that goal is met or exceeded, the amounts of the bonus awards will depend on the extent to which the Company’s financial performance for that year exceeded that threshold performance goal. The primary purposes of these annual cash bonus plans are to (i) provide meaningful incentives in the form of financial awards to Plan Participants for making significant contributions to the achievement, by the Company, of one or more financial goals for the fiscal year, and (ii) to make a significant portion of the compensation of each Plan Participant, in excess of his or her annual base salary, dependent on the Company’s financial performance and, thereby, promote the interests of the Company and its stockholders. In 2010, the amounts of potential incentive compensation awards that NEOs could have earned under the bonus plan ranged from 10% to 55% of their respective base annual salaries. However, no cash bonus awards were earned or paid under the bonus plan to any of the NEOs in 2010, because the Company did not achieve the 2010 threshold financial performance goal under that plan.

In 2009, the Compensation Committee decided to grant additional equity incentives, in the form of stock options, to each of the NEOs in lieu of the adoption of a cash incentive compensation program.

Equity Incentive Compensation Plans.    With the approval of our stockholders, we adopted an equity incentive plan in 2008 (the “2008 Incentive Plan”), which set aside shares of our Common Stock for grants of equity awards which, to date, have consisted of stock options and restricted stock awards. Those awards are intended to create incentives, in the form of financial rewards, to NEOs and other management employees for performance that leads to increases in our stock price, as to better align the financial interests of our NEOs and other management employees with those of our stockholders. Additionally, such awards ordinarily contain vesting conditions which require the recipients of the awards to remain in the Company’s employ over vesting periods that, in most cases, range from three-to-five years, in order to earn those awards. Generally, if an executive’s employment with the Company is terminated (whether by the executive or the Company) prior to the expiration of the multi-year vesting period, the unvested portion of the equity award is forfeited. As a result, such awards provide an incentive for executives to remain in the Company’s employ over those multi-year vesting periods.

The Compensation Committee oversees the administration of the 2008 Incentive Plan and determines the officers and other management employees who will be granted equity incentive awards, the number of shares that a participant may receive pursuant to, and the nature and terms of and vesting conditions that will apply to, such awards, which may take the form of stock options, restricted stock awards, restricted stock units or stock appreciation rights. Generally, the Compensation Committee grants equity awards to our NEOs and other key management employees on the commencement of their employment with the Company and annually thereafter (at a regularly scheduled Committee meeting usually held during the first quarter of each year).

The 2008 Incentive Plan provides that all unvested equity incentive awards, whether held by our NEOs or other employees, will become vested on a change of control of the Company unless the party acquiring control of the Company agrees to assume or to substitute comparable equity incentives for the outstanding equity incentive awards on terms approved by the Compensation Committee.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unexercised options that had been granted to our NEOs and were outstanding as of the end of fiscal year 2010.

At December 31, 2010
	Stock Option Awards						Restricted Stock Awards
	Grant Dates	Number of Shares Subject to Unexercised Options			Option Exercise Price ($)(1)	Expiration Dates(2)		Awards Not Yet Vested(8)
Names of NEOs		Exercisable	Unexercisable				Grant Dates	Number of Shares	Market Value(9)

James Musbach	11/15/06	50,000	—		$7.99	11/15/11
	3/08/07	11,250	3,750	(3)	$8.33	3/08/12
	3/06/08	13,333	6,667	(4)	$5.20	3/06/13
	1/27/09	33,333	66,667	(5)	$1.22	1/27/14
							3/09/10	71,000	$274,770

Thomas R. McGuire	1/08/04	5,000	—		$6.10	1/08/14
	3/06/08	13,333	6,667	(4)	$5.20	3/06/13
	3/26/09	6,667	13,334	(6)	$0.90	3/26/14
							3/09/10	25,000	$96,750

Sandra A. Knell(7)	1/08/04	5,000	—		$6.10	1/08/14
	2/17/05	5,000	—		$7.29	2/17/15
	3/08/07	11,250	3,750	(3)	$8.33	3/08/12
	3/06/08	6,666	3,334	(4)	$5.20	3/06/13
	3/26/09	3,333	6,667	(6)	$0.90	3/26/14
		—	—		$—		3/09/10	15,000	$58,050

(1)	Each option grant was made at an exercise price equal to 100% of the closing price per share of our Common Stock on the date of grant as reported by the American Stock Exchange.

(2)	The expiration dates of the option awards vary from five to ten years from their respective dates of grant, subject to earlier termination on cessation of the NEO’s service with the Company.

(3)	These options become exercisable on March 8, 2011.

(4)	These options become exercisable on March 6, 2011.

(5)	One-half of these options are scheduled to become exercisable on January 27, 2011 and January 27, 2012, respectively.

(6)	One-half of these options are scheduled to become exercisable on March 26, 2011 and March 26, 2012, respectively.

(7)	Does not include an option to purchase 10,000 shares, at an exercise price of $7.25 per share, which was outstanding on December 31, 2010 but expired unexercised on February 28, 2011.

(8)	Each of these restricted share awards vests, subject to the continued employment of the CEO, in three annual installments, each with respect to 33.3% of the restricted shares, commencing on the first anniversary of the date of grant.

(9)	The market value of restricted stock awards that had not yet vested as of December 31, 2010, was determined by multiplying the number of shares subject to each award by the closing price, as reported by the American Stock Exchange, of the Company’s Common Stock on December 31, 2010, which was $3.87 per share.

Option Exercises in 2010

None of the NEOs exercised any of their stock options, and none of their restricted shares became vested, during 2010.

Pension Benefits

We have not established or provided pension arrangements or post-retirement health coverage for our NEOs or other employees. Our NEOs, as well as all other full time employees, are eligible to participate in our 401(K) defined contribution plan on a non-discriminatory basis. The Company did not make any matching contributions to the 401(K) plan for 2010.

Nonqualified Deferred Compensation Plans

We have not established any nonqualified deferred compensation programs for our NEOs or any other employees.

CEO Employment Agreement

The Company has an employment agreement with its President and Chief Executive Officer, James Musbach (the “Employment Agreement”). That Agreement is for a term ending on December 31, 2012 and provides for payment to him of a base salary of $237,500 per year, which is unchanged from his base annual salary in effect prior to entry into the Employment Agreement. The Agreement entitles him to participate in employee benefit programs that are generally made available to other full time employees and in cash bonus and stock incentive plans in which other executive officers are eligible to participate. The Agreement provides that if Mr. Musbach’s employment is terminated by the Company without cause he would receive a lump sum severance payment of not more than one year’s salary. The Agreement also provides that if there is a change of control of the Company and within the succeeding 12 months his employment is terminated without cause or he elects to terminate his employment due certain specified events that adversely affect his position as CEO, he would receive severance compensation equal to one year’s salary, the Company would pay his 50% share of his “COBRA” health insurance premiums and his unvested options or restricted shares will become vested. The foregoing description of the Employment Agreement is not intended to be complete and is qualified in its entirety by reference to that Agreement, a copy of which is attached as Exhibit 10.49 to the Company’s Current Report on Form 8-K dated July 21, 2011.

We doe not have any employment, severance or change of control agreements with any other NEOs or any other executive officers.

Director Compensation

Only non-employee directors receive compensation for their service on the Board and Board committees. In 2010, non-employee directors were entitled to receive a retainer of $8,000 per year and a fee of $2,000 for (i) attendance at each Board meeting, and (ii) each Committee meeting that was held on a date other than a date on which a Board meeting was held. Non-employee directors were reimbursed for their out-of-pocket expenses incurred in attending those meetings. Pursuant to the Company’s stockholder-approved employee stock incentive plans, each year each non-employee director is automatically granted an option to purchase 2,000 shares of Common Stock at an exercise price that is equal to the per share closing price of the Company’s shares on the date of grant, as reported by AMEX. These options become fully exercisable six months after the date of grant. Upon joining the Board, any new non-employee director is granted an option to purchase 2,000 shares, which becomes exercisable in full one year after the date of grant.

The following table sets forth, for each non-employee director, information regarding the cash compensation paid and the stock options granted for service on the Board and its Committees during 2010.

Name of Director	Fees Earned or Paid in Cash(1)	Option Awards ($)(2)	All Other Compensation	Total
John W. Casey	$15,500	$6,460	—	$21,960
Leonard P. Danna	$14,000	$6,460	—	$20,460
Ben A. Frydman	$15,500	$6,460	—	$21,960
Robert S. Throop	$15,500	$6,460	—	$21,960

(1)	This column reports the amount of cash compensation received for Board and Committee service in 2010.

(2)	Amounts in this column represent the estimated fair value of the stock options awards, as of the date of grant, determined in accordance with ASC 718. That fair value was estimated using a binomial option valuation model which incorporates certain assumptions relating to a risk-free market interest rate, expected dividend yield of the Company’s Common Stock, expected option life and expected volatility in the market value of our Common Stock. For additional information regarding the valuation methodology and the assumptions used in the estimation, please see Note E (entitled “STOCK OPTIONS AND STOCK PURCHASE PLANS”) to our consolidated financial statements included in the Annual Report to Stockholders that accompanied this Proxy Statement.

Related Party Transactions

During fiscal 2010, the Company did not engage in any transactions or any series of related transactions in which any NEO or Director of the Company or any 10% Stockholder, or any member of the immediate family or any affiliates of any of the foregoing persons, had any direct or indirect material interest, nor are there any such transactions currently contemplated by the Company.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2010 (the “2010 Financial Statements”).

Audit Committee Report

The Audit Committee reviewed and discussed the 2010 Financial Statements with management and with Burr Pilger & Mayer LLP, the Company’s independent registered public accountants (“Burr Pilger”). The Audit Committee also discussed with Burr Pilger the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61 (Communication with Audit Committees), the written disclosures and the letter from Burr Pilger required by applicable requirements of the Public Company Accounting Oversight Board regarding Burr Pilger’s communications with the Audit Committee concerning independence. Burr Pilger did not perform any non-audit services for the Company in 2010. Based solely on the Audit Committee’s review of the matters noted above and its discussions with Burr Pilger and the Company’s management, the Audit Committee recommended to the Board of Directors that the Company’s 2010 financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

The foregoing report is qualified by the following discussion of the role and responsibilities of the Audit Committee.

The Role and Responsibilities of the Audit Committee

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, internal controls and financial reporting process and the procedures designed to assure compliance with accounting standards and applicable laws and regulations. Burr Pilger is responsible for auditing the financial statements and for expressing an opinion as to whether the financial statements present fairly the consolidated financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles in the United States.

By contrast, the Audit Committee’s duty is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine whether the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. With the exception of Mr. Danna, the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and none of the Audit Committee members, including Mr. Danna, is, and none of them represents himself to be, performing the functions of auditors or accountants for the Company.

Accordingly, in rendering this report, the Audit Committee relied, without independent verification, on the information provided to them and on the representations made by management and Burr Pilger. Moreover, the Audit Committee’s oversight does not provide a basis on which it is able to make an independent determination that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s considerations and discussions referred to above also do not assure that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Respectfully Submitted,

Leonard P. Danna

Robert S. Throop

John W. Casey

Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report of the Audit Committee shall not be incorporated by reference into any such filings.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2)

The Audit Committee has appointed the accounting firm of Burr Pilger Mayer Inc. (“Burr Pilger”) to serve as the Company’s independent registered public accountants and, in that capacity, to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2011. Burr Pilger performed audits of the Company’s consolidated financial statements for the fiscal year ended December 31, 2010. A representative of Burr Pilger is expected to attend the Annual Meeting and will be afforded an opportunity to make a statement and to respond to appropriate questions from stockholders in attendance at the Meeting.

Proposal to Ratify Appointment of Independent Registered Public Accountants

A proposal will be presented at the Annual Meeting to ratify the Audit Committee’s appointment of Burr Pilger as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011. Although ratification by stockholders is not a prerequisite to the exercise by the Audit Committee of the power and authority to appoint Burr Pilger as the Company’s independent registered public accountants, the Audit Committee considers such ratification to be desirable. In the event of a negative vote on such ratification, the Audit Committee will reconsider its appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Audit and Other Services Rendered and Related Fees

Burr Pilger served as the Company’s independent registered public accounting firm for the years ended December 31, 2010 and 2009. Set forth below is information regarding the services it rendered and the fees it received for those services in 2010 and 2009, respectively.

Audit Fees.    During each of the fiscal years ended December 31, 2010 and 2009, Burr Pilger rendered audit services to us consisting of: (i) the annual audit of our consolidated financial statements for each of those fiscal years; and (ii) reviews of our interim consolidated financial statements that were included in our Quarterly Reports on Form 10-Q, filed with the SEC for the quarters ended March 31, June 30 and September 30, in each of those years, respectively. Fees paid for those audit services totaled $261,850 for fiscal 2010 and $255,200 for fiscal 2009.

Audit-Related Fees.    Burr Pilger did not provide any audit related services to us during either fiscal 2010 or fiscal 2009.

Tax Fees and All Other Fees.    Burr Pilger did not render any tax or consulting or any other services to us in either fiscal 2010 or fiscal 2009.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to pre-approve services to be performed by the Company’s independent registered public accountants in the categories of audit services, audit-related services, tax services and other services. This policy is designed to ensure that the provision of any non-audit services does not impair the independence of the Company’s registered public accounting firm. Additionally, the Audit Committee will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. All of the services provided by Burr Pilger in fiscal 2010 were pre-approved by the Audit Committee.

SOLICITATION

We will be soliciting proxies from our stockholders and will pay the costs of doing so. In order to ensure adequate representation at the Annual Meeting, Company directors, officers and employees (who will not receive any additional compensation therefor) may communicate with stockholders, brokerage houses and others by telephone, email, or other means of communication or in person, to request that proxies be furnished. We will reimburse brokerage houses, banks, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the Company’s shares.

STOCKHOLDER PROPOSALS

Under Exchange Act Rule 14a-8, any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2012 Annual Meeting of Stockholders must provide the Company with a written copy of that proposal by no later than March 25, 2012, which is 120 days before the first anniversary of the release of Company’s proxy materials for the 2011 Annual Meeting. However, if the date of our Annual Meeting of Stockholders in 2012 changes by more than 30 days from the first anniversary of the date on which the 2011 Annual Meeting is held, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for our 2012 Annual Meeting of Stockholders. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Exchange Act, the rules of the SEC promulgated thereunder and other laws and regulations to which interested stockholders should refer.

OTHER MATTERS

We are not aware of any other matters to come before the Annual Meeting. If any other matter not mentioned in this Proxy Statement is properly submitted to a vote of stockholders at the Annual Meeting, the proxyholders named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

ANNUAL REPORT

The 2010 Annual Report to Stockholders of the Company is being sent with this Proxy Statement to each stockholder of record as of July 18, 2011. The Annual Report is not to be regarded as proxy solicitation material.

By Order of the Board of Directors

Sandra A. Knell

Executive Vice President & Secretary

July 22, 2011

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, AS AMENDED TO DATE, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED (WITHOUT EXHIBITS) TO STOCKHOLDERS, AT NO CHARGE, UPON WRITTEN REQUEST TO THE SECRETARY, THE COAST DISTRIBUTION SYSTEM, INC., 350 WOODVIEW AVENUE, MORGAN HILL, CALIFORNIA 95037.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE FOLD ALONG PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — THE COAST DISTRIBUTION SYSTEM, INC.

ANNUAL MEETING OF STOCKHOLDERS — August 23, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby revokes all previously granted proxies of the undersigned, with respect to the shares of Common Stock of The Coast Distribution System, Inc. (the “Company”), which the undersigned is entitled to vote; and the undersigned does hereby appoint Thomas R. McGuire, Robert S. Throop and Leonard P. Danna, and each of them individually, with full power of substitution, as the attorneys and proxies of the undersigned, to represent the undersigned and to vote as indicated below all the shares of Common Stock of the Company which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held at the Company’s Executive Offices at 350 Woodview Avenue, Morgan Hill, California, on Tuesday, August 23, 2011, at 10:00 A.M., Pacific Time, and at any postponements or adjournments of the Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER BELOW. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION, AS THE COMPANY’S CLASS II DIRECTORS, OF THE NOMINEES NAMED BELOW ON THIS PROXY AND “FOR” RATIFICATION OF THE APPOINTMENT OF BURR PILGER MAYER INC. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY OR ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHOM AUTHORITY TO VOTE HAS NOT BEEN WITHHELD AND TO VOTE ON ALL OTHER MATTERS THAT MAY BE PRESENTED FOR A VOTE OF THE STOCKHOLDERS AT THE ANNUAL MEETING.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET OR BY SIGNING AND RETURNING THIS PROXY BY MAIL, NONE OF WHICH WILL PREVENT YOU FROM CHANGING YOUR VOTE OR REVOKING YOUR PROXY OR ATTENDING THE MEETING AND VOTING IN PERSON.

IMPORTANT — PLEASE SIGN AND DATE THIS PROXY WHERE INDICATED BELOW AND RETURN PROMPTLY

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions:

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR

Proxies submitted by the Internet or telephone must be received by 1:00 A.M., Central Time, on August 23, 2011

Vote by Internet

•	Log on to the Internet and go to

www.envisionreports.com/CRV

•	Follow the steps outlined on the secured website.

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

 ANNUAL MEETING PROXY CARD

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A.	Proposals — The Board of Directors recommends a vote FOR all of the nominees named below and FOR Proposal 2.

1. Election of Directors
	For	Withhold		For	Withhold
01 – John W. Casey	☐	☐	02 – Jim Musbach	☐	☐

	For	Against	Abstain

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS:	☐	☐	☐

IN THEIR DISCRETION, ON ANY OTHER BUSINESS WHICH PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF

B.	Non-Voting Items:

If you have a new mailing address, please print that address below:	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting	☐

C.	Authorized Signatures — This section must be completed for your vote to count — Date and Sign Below

Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in fiduciary capacities should state their titles as such.

Date (mm/dd/yyyy) — Please print date here.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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